EXHIBIT 23.01
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc. of our reports dated February 12, 2008, with respect to the consolidated financial statements of Martin Marietta Materials, Inc., and the effectiveness of internal control over financial reporting of Martin Marietta Materials, Inc., included in the 2007 Annual Report to Shareholders of Martin Marietta Materials, Inc.
Our audits also included the financial statement schedule of Martin Marietta Materials, Inc. listed in Item 15(a). This schedule is the responsibility of the Martin Marietta Materials, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 12, 2008, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
We also consent to the incorporation by reference in the following Registration Statements:
(1)
Registration Statement (Form S-8 No. 333-115918) pertaining to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees,

(2)	Registration Statement (Form S-8 No. 333-85608) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors,

(3)	Registration Statement (Form S-8 No. 33-83516) pertaining to the Martin Marietta Materials, Inc. Omnibus Securities Award Plan, as amended,

(4)
Registration Statement (Form S-8 No. 333-15429) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees,

(5)	Registration Statement (Form S-8 No. 333-79039) pertaining to the Martin Marietta Materials, Inc. Stock-Based Award Plan, as amended, and

(6)	Registration Statement (Form S-3 No. 333-142343) and related Prospectus pertaining to Senior Debt Securities of Martin Marietta Materials, Inc.
of our report dated February 12, 2008, with respect to the consolidated financial statements of Martin Marietta Materials, Inc., incorporated herein by reference, our report dated February 12, 2008, with respect to the effectiveness of internal control over financial reporting of Martin Marietta Materials, Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Martin Marietta Materials, Inc. included in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc. for the year ended December 31, 2007.
/s/ Ernst & Young
Raleigh, North Carolina
February 21, 2008